Exhibit 99.1

News

FOR IMMEDIATE RELEASE

LEONARD GREEN & PARTNERS AND CVC COMPLETE

ACQUISITION OF BJ’S WHOLESALE CLUB, INC.

WESTBOROUGH, Mass. – September 30, 2011 – BJ’s Wholesale Club, Inc. (NYSE: BJ) (“BJ’s” or the “Company”) today announced the completion of its acquisition by Beacon Holding Inc. (an affiliate of Leonard Green & Partners, L.P. (“LGP”) and funds advised by CVC Capital Partners (“CVC”)), for $51.25 per share in cash, without interest and less any applicable withholding taxes, pursuant to a merger agreement by and between the Company, Beacon Holding Inc. and Beacon Merger Sub Inc. (a wholly-owned subsidiary of Beacon Holding Inc.), dated June 28, 2011.

The transaction was approved by the Company’s stockholders at a special meeting of stockholders held on September 9, 2011. BJ’s common stock will be delisted from the New York Stock Exchange prior to the opening of business on Monday, October 3, 2011.

Stockholders who hold shares through a bank or broker will not have to take any action to receive the merger consideration, as the exchange of their shares for the merger consideration will be handled by the bank or broker. Stockholders who hold stock certificates will receive a letter of transmittal with instructions regarding delivery of their shares to the Company’s exchange agent, American Stock Transfer & Trust Company, LLC.

About BJ’s Wholesale Club

BJ’s introduced the wholesale club concept to New England in 1984 and has since expanded to become a leading warehouse chain in the eastern United States. BJ’s Wholesale Club operates 190 warehouse clubs in 15 states.

About Leonard Green & Partners, L.P.

LGP is a leading private equity firm with over $9 billion of equity capital under management. Based in Los Angeles, LGP invests in market leading companies across a range of industries. Significant current retail investments include J. Crew, Jo-Ann Stores, Whole Foods Market, Neiman Marcus Group, PETCO Animal Supplies, Leslie’s Poolmart, The Sports Authority, The Container Store, Tourneau, David’s Bridal, Jetro Cash & Carry and The Tire Rack.

-More-

BJ’s Wholesale Club, Inc.

September 30, 2011

About CVC Capital Partners

CVC is one of the world’s leading private equity and investment advisory firms, with a network of 20 offices and over 230 employees throughout Europe, Asia and the United States. CVC funds seek to identify attractive investments and then develop sustainable, long-term value in close partnership with management teams. To date, CVC has raised over $44 billion from a diverse and loyal investor base and is currently investing from funds with an aggregate of over $10 billion in available equity capital.

Since its founding in 1981, CVC has completed over 280 investments in a wide range of industries and countries. CVC’s current retail investments in the U.S. include Pilot Flying J and Leslie’s Poolmart.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release may constitute forward-looking statements that are based on the Company’s current expectations, but actual results may differ materially due to various factors. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties. Many of these factors are beyond the Company’s ability to control or predict. For additional information about the factors that affect the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended January 29, 2011 and its most recent quarterly report filed with the SEC. LGP, CVC and the Company disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Contacts:

For BJ’s Wholesale Club: Cathy Maloney, VP Investor Relations, 774-512-6650

For CVC: Mary Zimmerman or Christina Stenson, Brunswick Group, 212-333-3810

For LGP: Michael Gennaro, Chief Operating Officer, 310-954-0414